Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                              INFOPAC SYSTEMS, INC.


         The undersigned, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A of the Minnesota Statutes, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation shall be Infopac Systems, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation is 19131 Industrial Blvd., Elk River, Minnesota 55330.

                                   ARTICLE III

         The corporation shall be authorized to issue Ten Million (10,000,000) shares of common stock with no par value. No shareholder of the corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock of this corporation. Each shareholder shall be entitled to one vote per share and there shall be no cumulative voting rights.

                                   ARTICLE IV

         The name and address of the incorporator of the corporation is:

                             Milo F. Hennemann
                             251 Elk Hills Drive
                             Elk River, Minnesota 55330

                                    ARTICLE V

         The name and address of the first directors of the corporation are:

                             Milo F. Hennemann
                             251 Elk Hills Drive
                             Elk River, Minnesota 55330

                             Douglas Dupuis
                             P.O. Box 337
                             Bismark, North Dakota 58502

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of December, 1983.



                                    /s/ Milo F. Hennemann
                                    ---------------------
                                    Milo F. Hennemann



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STATE OF MINNESOTA)

COUNTY OF SHERBURNE)

         On this 30th day of December, 1983, before me, a Notary Public, personally appeared Milo F. Hennemann, to me known to be the person named in and who executed the foregoing instrument and who acknowledged to me that he executed the foregoing, and he acknowledged to me that he executed the same as his free act and deed and for the uses and purposes therein expressed.



                                     /s/_________________________
                                    Notary Public









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                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                              INFOPAC SYSTEMS, INC.


         I, Milo F. Hennemann, President of Infopac Systems, Inc., a Minnesota corporation, do hereby certify that the following resolutions pertaining to the adoption of Article VI of the corporation's Articles of Incorporation were approved by the affirmative vote of a majority of the shares of common stock represented at a meeting of the shareholders of this corporation held on Wednesday, November 30, 1988.

         RESOLVED:

                  There shall be added to the Articles of Incorporation of this corporation a new article to be designated as Article VI, said new Article VI to read as follows:


                                   ARTICLE VI
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) based on a breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date this Article VI becomes effective. If, after the adoption of this Article VI, the Minnesota Business Corporation Act is amended to authorize the further elimination of or limitation on the liability of directors, then, in addition to the limitation of personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by such amended Act. If, after the adoption of this Article VI, this Article VI or the Minnesota Business Corporation Act is amended to adversely affect any elimination of or limitation on the personal liability of a director of the corporation, any such amendment shall be prospective only and shall not adversely affect any elimination of or limitation on the personal liability of a director of the corporation existing at the time of such amendment.

         RESOLVED FURTHER:

         The President of this corporation is hereby authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed for record in the manner required by law.



         IN WITNESS WHEREOF, I have hereto set my hand this 30th day of November, 1988.



                                    /s/ Milo F. Hennemann
                                    ----------------------------
                                    Milo F. Hennemann, President





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                              ARTICLES OF AMENDMENT

                                       OF

                              INFOPAC SYSTEMS, INC.


         The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:


                                    ARTICLE I

         The name of the corporation is Inter-Con/PC, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation is 7667 Equitable Drive, Suite 101, Eden Prairie, MN 55344.

                                   ARTICLE III

         The corporation shall be authorized to issue 50,000,000 shares of common stock.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed the 9th day of June, 1999.


                             /s/ Michael P. Ferderer
                             -----------------------
                             Michael P. Ferderer


The amendment was adopted by the shareholders, on the 8th day of June, 1999.



                             /s/ Michael P. Ferderer
                             -----------------------
                             Michael P. Ferderer






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